Exhibit 99.1

Sutro Biopharma Reports First Quarter 2026 Financial Results and Business Highlights

– On track to report initial safety, PK and early activity from Phase 1 dose-escalation trial of STRO-004, potential best-in-class Tissue Factor ADC, in mid-2026 –

– Continued advancement of wholly-owned pipeline, including ITGB6 ADC STRO-006 and dual-payload PTK7 program STRO-227, with IND submissions planned in 2026 –

– First dual-payload iADC from Sutro’s platform entered the clinic under Astellas collaboration; patient dosing underway –

– Strong balance sheet with $202.6 million in cash, cash equivalents and marketable securities as of March 31, 2026; including gross proceeds from the recent capital raise, supporting operations into at least the second quarter of 2028 –

SOUTH SAN FRANCISCO, Calif., May 14, 2026 – Sutro Biopharma, Inc. (Sutro or the Company) (NASDAQ: STRO), a clinical-stage oncology company pioneering site-specific and novel-format antibody drug conjugates (ADCs), today reported its financial results for the first quarter of 2026 and recent business highlights.

“During the first quarter, we continued to execute across our clinical and preclinical portfolio, positioning Sutro for key data readouts later this year,” said Jane Chung, Sutro’s Chief Executive Officer. “Dose escalation is rapidly progressing in our Phase 1 trial of STRO-004, and we remain on track to report initial safety, pharmacokinetic and early activity data in mid-2026, which we believe will provide important insights into its clinical profile and our platform as a whole. This clinical momentum is reinforced by preclinical data we presented at the recent AACR Annual Meeting, which highlighted the robust and consistent antitumor activity of STRO-004, as well as continued progress across our broader ADC pipeline.”

“In parallel, we are advancing our next-generation ADC candidates, STRO-006, targeting ITGB6, and STRO-227, our first wholly-owned dual-payload ADC targeting PTK7, as we work toward IND submissions this year. We are also pleased to see our first partnered dual-payload iADC with Astellas entering the clinic, marking an important validation of our platform’s ability to generate differentiated multi-payload ADCs. With a strengthened balance sheet and continued disciplined execution, we believe we are well positioned to deliver meaningful progress across our programs in 2026.”

Wholly-Owned Pipeline

STRO-004: Sutro continues to advance its ongoing first-in-human Phase 1 dose-escalation trial of STRO-004, a Tissue Factor (TF)-targeting ADC with a DAR8 Topo1 payload, in patients with advanced solid tumors. The Company expects to report initial clinical data in mid-2026, including safety and tolerability, pharmacokinetic exposure, and early activity data. In preclinical studies, STRO-004 demonstrated a favorable safety profile, including a highest non-severely toxic dose (HNSTD) of 50 mg/kg in non-human primates, supporting the clinical starting dose of 1 mg/kg.

STRO-006: Sutro’s next-generation, highly selective integrin β6 (ITGB6)-targeting ADC with a DAR8 Topo1 payload, designed for the treatment of multiple solid tumors. The program continues to advance toward clinical development, with an IND submission anticipated in 2026.

STRO-227: Sutro’s wholly-owned DAR10 dual-payload ADC targeting PTK7, combining MMAE (DAR2) and a Topo1 payload (DAR8) to enable complementary mechanisms of action within a single molecule. The program remains on track for IND submission in 2026 and represents a key component of Sutro’s strategy to expand its pipeline of novel-format dual-payload ADCs.

Next-Generation ADC Collaborations

Astellas: Two research and development programs are progressing under Sutro’s collaboration with Astellas focused on dual-payload immunostimulatory ADCs (iADCs).

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The first program, targeting TROP2, has entered the clinic and is actively dosing patients, resulting in a $10 million milestone payment received by Sutro in April 2026.
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The second program continues to progress in an IND-enabling toxicology study.

Medical Conferences

American Association for Cancer Research (AACR), April 17-22, 2026, San Diego, California

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Sutro presented new preclinical data at AACR from across its pipeline of ADC discovery programs, including an oral presentation on STRO-004. Among the highlights, STRO-004 demonstrated robust and consistent antitumor activity across multiple TF-expressing solid tumor PDX models, with improved anti-tumor activity versus benchmark ADCs. Additionally, STRO-006 and STRO-227 showed meaningful, dose-dependent antitumor activity across solid tumor models. More details can be found in the press release here.
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In addition to these presentations, Sutro’s strategic partner, Astellas Pharma, also reviewed preclinical results from its TROP2-targeted iADC program, ASP2998, at AACR. The oral presentation, titled “ASP2998, a TROP2-targeted immunostimulatory antibody-drug conjugate (iADC) with dual payloads, demonstrates potent efficacy and a favorable safety profile in nonclinical models,” highlighted the progress in development of next-generation iADCs leveraging Sutro’s cell-free protein synthesis platform. ASP2998 is a first-in-class iADC that combines cytotoxic and immune-stimulatory mechanisms to enhance antitumor efficacy. Inclusion of a STING agonist augments the antitumor efficacy, immune activation and durable tumor immunity of ASP2998, supporting its superior activity over toxin-only anti-TROP2 ADCs. Preclinically, ASP2998 demonstrated a favorable safety profile, supporting a promising therapeutic index.

STRO-006 and STRO-227 show meaningful, dose-dependent antitumor activity across solid tumor models

Investor Conferences

Management will participate in the following upcoming healthcare investor conferences. When available, the webcasts of the presentations will be accessible through the News & Events page of the Investor Relations section of the Company’s website at www.sutrobio.com. Archived replays will be available for at least 30 days after the event.

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H.C. Wainwright 4th Annual BioConnect Investor Conference (New York, NY • May 19)
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TD Cowen 7th Annual Oncology Innovation Summit (Virtual • May 26 – 27)

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Jefferies Global Healthcare Conference (New York, NY • June 2-4)

Corporate Updates

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Sutro strengthened its cash position with an underwritten offering of 7,868,383 shares of its common stock at a price of $13.98 per share, resulting in gross proceeds of $110.0 million, before deducting underwriting discounts and commissions and other offering expenses. The Company’s cash runway is now expected into at least the second quarter of 2028, excluding additional anticipated milestones from our existing collaborations.
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The luvelta program has been closed and there will be no additional investment in the program. Sutro is not currently pursuing further business development opportunities for the program.

First Quarter 2026 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of March 31, 2026, Sutro had cash, cash equivalents and marketable securities of $202.6 million, as compared to $141.4 million as of December 31, 2025.

Revenue

Revenue was $14.5 million for the quarter ended March 31, 2026, as compared to $17.4 million for the quarter ended March 31, 2025, with the 2026 amount related principally to the Astellas collaboration.

Research & Development (R&D) and General & Administrative (G&A) Expenses

Total R&D and G&A expenses for the quarter ended March 31, 2026 were $44.1 million, as compared to $64.9 million for the quarter ended March 31, 2025.

About Sutro Biopharma

Sutro Biopharma, Inc. is a clinical-stage biotechnology company advancing a next-generation antibody-drug conjugate (ADC) platform designed to deliver single- and dual-payload ADCs that enable meaningful breakthroughs for patients with cancer. By fully optimizing the antibody, linker, and payload, Sutro’s cell-free platform produces ADCs that are engineered to improve drug exposure, reduce side effects, and expand the range of treatable tumor types. With unique capabilities in dual-payload ADCs, Sutro aims to overcome treatment resistance and redefine what’s possible in cancer therapy. The Company’s pipeline of single- and dual-payload ADCs targets large oncology markets with limited treatment options and significant need for improved therapies.

For more information, follow Sutro on social media @Sutrobio or visit www.sutrobio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities; timing of announcements of IND submissions, trial initiation, clinical results, and other regulatory filings; outcome of discussions with regulatory authorities; potential benefits, efficacy and safety profile of the Company’s product candidates and platform; potential business development and partnering transactions; potential market opportunities for the Company’s product candidates; the timing and receipt of anticipated future milestone and royalty payments; the Company’s expected cash runway; and the expected costs and cost reductions associated with the restructuring. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the market size for the Company’s product candidates to be smaller than anticipated, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to obtain, maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, the Company’s commercial collaborations with third parties, the impact of health pandemics, tariffs, regional geopolitical conflicts, changes in interest rates, inflation, potential uncertainty with respect to the debt ceiling and government shutdowns, and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact

Emily White
Sutro Biopharma
(650) 823-7681
ewhite@sutrobio.com

Media Contact

Amy Bonanno
Lyra Strategic Advisory
abonanno@lyraadvisory.com

Sutro Biopharma, Inc.
Selected Statements of Operations Financial Data
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2026	2025
Revenues	$14,523	$17,399
Operating expenses
Research and development	36,553	51,597
General and administrative	7,584	13,273
Restructuring and related costs	42	21,043
Total operating expenses	44,179	85,913
Loss from operations	(29,656)	(68,514)
Interest income	1,635	3,189
Non-cash interest expense related to the sale of future royalties	(9,467)	(9,344)
Interest and other income (expense), net	(1,011)	(1,292)
Loss before provision for income taxes	(38,499)	(75,961)
(Benefit) from / provision for income taxes	(15)	7
Net loss	$(38,484)	$(75,968)
Net loss per share, basic and diluted	$(2.94)	$(9.08)
Weighted-average shares used in computing basic and diluted loss per share	13,082,355	8,364,294

Sutro Biopharma, Inc.
Selected Balance Sheets Financial Data
(Unaudited)
(In thousands)

	March 31,	December 31,
	2026 (1)	2025 (2)
Assets
Cash, cash equivalents and marketable securities	$202,558	$141,428
Accounts receivable	12,484	3,977
Property and equipment, net	9,363	10,648
Operating lease right-of-use assets	9,707	10,903
Other assets	7,876	6,874
Total Assets	$241,988	$173,830
Liabilities and Stockholders’ Deficit
Accounts payable, accrued expenses and other liabilities	$55,506	$58,482
Deferred revenue	10,632	12,590
Operating lease liability	13,632	15,674
Deferred royalty obligation related to the sale of future royalties	229,105	219,536
Total liabilities	308,875	306,282
Total stockholders’ deficit	(66,887)	(132,452)
Total Liabilities and Stockholders’ Deficit	$241,988	$173,830

(1)The condensed balance sheet as of March 31, 2026 was derived from the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission on May 14, 2026.

(2) The condensed balance sheet as of December 31, 2025 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 23, 2026.